UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

ARMORED AUTOGROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	333-180736	27-3620112
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

44 Old Ridgebury Road, Suite 300, Danbury, Connecticut 06810

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 205-2900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 15, 2015, Armored AutoGroup Inc. (the “Company”) gave notice to the holders of its 9.25% Senior Notes due 2018 (the “AAG Notes”) of the Company’s full redemption of the AAG Notes pursuant to the indenture governing the AAG Notes, with such redemption being conditioned upon the completion of the AAG Acquisition (as defined in Item 5.01 below) (such condition was satisfied on May 21, 2015 with the closing of the AAG Acquisition).  The AAG Notes will be redeemed on June 15, 2015 at a price equal to 104.625% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date.

Item 5.01.  Changes in Control of Registrant.

As previously announced, on April 28, 2015, Armored AutoGroup Parent Inc. (“AAG”), the parent company of the Company, entered into the Agreement and Plan of Merger (the “AAG Merger Agreement”) with Spectrum Brands Holdings, Inc. (“SPB”), Ignite Merger Sub, Inc., a wholly owned subsidiary of SPB (“Merger Sub”) and, solely in its capacity as representative thereunder, Avista Capital Partners II GP, LLC.

On May 21, 2015, SPB (together with its consolidated subsidiaries, “Spectrum Brands”) announced that it had completed the acquisition (the “AAG Acquisition”) of AAG pursuant to the AAG Merger Agreement for $1.4 billion in cash.  Spectrum Brands funded the AAG Acquisition with the proceeds of a registered public equity offering and a private placement of unsecured senior notes.  As a result of the AAG Acquisition, Spectrum Brands owns all of the equity interests of AAG and controls the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the terms of the AAG Merger Agreement attached as Exhibit 2.1 to Spectrum Brands Holdings, Inc.’s Current Report on Form 8-K filed on April 29, 2015.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the AAG Acquisition, all of the directors of the Company resigned and Michael Klein resigned as Chief Executive Officer of the Company. Mr. Klein will remain available for a period of time following the closing to assist in the transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMORED AUTOGROUP INC.

Date: May 21, 2015	By:	/s/ Michael Bauersfeld
		Name:	Michael Bauersfeld
		Title:	Executive Vice President and Chief Financial Officer